                                                                 EXHIBIT 99.1


[Logo of Mellon]
                                                            News Release

Contact:   MEDIA:                ANALYSTS:
           Stephen K. Dishart    Donald J. MacLeod
           (412) 234-0850        (412) 234-5601       Corporate Affairs
           Gregg P. Stein        David T. Lamar       One Mellon Bank Center
           (412) 236-0082        (412) 234-4633       Pittsburgh, PA 15258-0001

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

          MELLON REPORTS RECORD FIRST QUARTER 1999 RESULTS, INCREASES
          -----------------------------------------------------------

              COMMON STOCK DIVIDEND, ANNOUNCES COMMON STOCK SPLIT
              ---------------------------------------------------

 . Operating Earnings Per Share Increases to 87 Cents, Up 12 Percent Over Same
  Period Last Year on a Pre-Split Basis


 . Return on Common Equity is 20.9 Percent and Return on Assets is 1.84 Percent,
  Excluding a Net Gain from Divestitures and a Charge for the Effect of an Accounting Change

 . Quarterly Common Dividend Increases 11 Percent to 40 Cents Per Share on a
  Pre-Split Basis

 . Announces Two-For-One Common Stock Split

                                                                    Quarter ended
                                                         ---------------------------------
Financial Highlights                                      March 31,   Dec. 31,   March 31,
(dollar amounts in millions, except per share amounts)         1999       1998        1998
------------------------------------------------------------------------------------------
Operating results (a):
Diluted earnings per common share (b)                         $ .87      $ .84       $ .78
Net income applicable to common stock                         $ 231      $ 222       $ 206
Return on common equity (annualized)                          20.9%      20.1%       21.6%
Return on assets (annualized)                                 1.84%      1.76%       1.89%

Tangible operating results (a):
Diluted earnings per common share (b)                         $ .98      $ .94       $ .88
Net income applicable to common stock                         $ 260      $ 252       $ 231
Return on common equity (annualized)                          40.4%      40.2%       39.5%
Return on assets (annualized)                                 2.16%      2.07%       2.17%

Reported results:
Diluted earnings per common share (b)                         $ .96      $ .84       $ .78
Net income applicable to common stock                         $ 254      $ 222       $ 206
Return on common equity (annualized)                          23.1%      20.1%       21.6%
Return on assets (annualized)                                 2.03%      1.76%       1.89%

Fee revenue as a percentage of net interest and fee
  revenue (FTE)                                                 68%        68%         66%
Efficiency ratio excluding amortization of intangibles          62%        65%         62%
------------------------------------------------------------------------------------------

(a) Operating and tangible operating results for the first quarter of 1999 exclude a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Earnings per common share calculated on a pre-stock split basis.

                                   -- more --

                                 Logos of
                                   Mellon
                          Dreyfus        THE BOSTON COMPANY

The Dreyfus Corporation and The Boston Company are companies of Mellon Bank Corporation.

Mellon Reports Earnings
April 20, 1999
Page 2


PITTSBURGH, April 20, 1999--Mellon Bank Corporation (NYSE: MEL) today reported record first quarter 1999 diluted operating earnings per common share of 87 cents, an increase of 12 percent compared with 78 cents per common share in the first quarter of 1998. Operating net income applicable to common stock totaled $231 million in the first quarter of 1999, an increase of 12 percent compared with $206 million in the prior year period. Mellon also announced an 11 percent increase in its quarterly cash dividend and a two-for-one split of the Corporation's common stock.

"Mellon's excellent first-quarter results demonstrate that we are quickly making great strides toward becoming the best performing financial services company, and our shareholders are clearly benefiting from our continuing strategy of producing sustainable revenue growth and high returns," said Martin G. McGuinn, Mellon chairman and chief executive officer. "By heightening our focus on our customers and becoming the employer of choice, we are winning new business and attracting and retaining talented people. Simply stated, this is an exciting time to be one of our customers or shareholders and to work at Mellon."

First quarter 1999 reported results included a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle. Including these items, diluted earnings per common share totaled 96 cents and net income applicable to common stock was $254 million.

The Corporation increased its quarterly common dividend by 11 percent to 40 cents per share on a pre-split basis, or 20 cents per share on a post-split basis. This cash dividend on the Corporation's common stock is payable on May 17, 1999, to shareholders of record at the close of business on April 30, 1999.

The two-for-one common stock split is being structured as a stock dividend of one additional share of common stock paid on each currently issued share of common stock. The additional shares resulting from the split will be distributed on May 17, 1999, to shareholders of record at the close of business on May 3, 1999. On a post-stock split basis, the Corporation's first quarter 1999 diluted operating earnings per common share was 43 cents, compared with 39 cents and 42 cents per common share in the first quarter and fourth quarter of 1998, respectively.

Fee revenue for the first quarter of 1999 was $789 million, up $91 million from $698 million in the prior-year period. The first quarter of 1998 included $22 million of fee revenue from the electronic filing of income tax returns. This service was discontinued at the end of 1998. Excluding the impact on fee revenue from the 1998 acquisitions of Founders Asset Management, LLC and Newton Management Limited and fees from the electronic filing of income tax returns in the first quarter of 1998, fee revenue increased 11 percent in the first quarter of 1999 compared with the first quarter of 1998. This fee revenue increase was led by higher investment management revenue, up 15 percent over the prior-year period. Excluding the gain on the sale of the merchant card processing business in December 1998, fee revenue increased approximately 3 percent, or at an annualized rate of 13 percent, compared with the fourth quarter of 1998.

Net interest revenue on a fully taxable equivalent basis for the first quarter of 1999 was $371 million, up $4 million compared with $367 million in the prior-year period. This increase primarily resulted from a higher level of interest-earning assets.


                                   -- more --

Mellon Reports Earnings
April 20, 1999
Page 3


Operating expense before trust-preferred securities expense and net revenue from acquired property for the first quarter of 1999 was $760 million, up $63 million from $697 million in the first quarter of 1998. This increase primarily resulted from the impact of acquisitions and business growth. Excluding the effect of acquisitions, operating expense before trust-preferred securities expense and net revenue from acquired property increased less than 2 percent compared with the first quarter of 1998.

Credit quality expense was $15 million in the first quarter of 1999 compared with $14 million in the first quarter of 1998. Nonperforming assets totaled $161 million at March 31, 1999, compared with $140 million at December 31, 1998, and $191 million at March 31, 1998. The ratio of nonperforming assets to total loans and net acquired property was .53 percent at March 31, 1999, compared with
 .44 percent at December 31, 1998 and .63 percent at March 31, 1998.

A broad-based financial services company with a bank at its core, Mellon Bank Corporation ranks among the nation's largest financial services companies in market capitalization. With more than $2.3 trillion in assets under management, administration or custody, including approximately $400 billion under management, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Its mutual fund companies, The Dreyfus Corporation and Founders Asset Management, place Mellon as the leading bank manager of mutual funds. Headquartered in Pittsburgh, Mellon's principal subsidiary is Mellon Bank, N.A.

We invite you to hear taped comments from Mellon's senior vice chairman and chief financial officer, Steven G. Elliott, regarding first quarter 1999 earnings by calling (412) 236-5385 between 9 a.m. EDT on Tuesday, April 20, 1999, and 5 p.m. EDT on Tuesday, April 27, 1999. Press releases and other information about Mellon Bank Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
April 20, 1999
Page 4


Net Gain From Divestitures and Charge for a Change in Accounting Principle
--------------------------------------------------------------------------

Net gain from divestitures

In the first quarter of 1999, the Corporation recorded an $83 million pre-tax net gain from completed and pending divestitures. The after-tax impact from these transactions totaled $49 million or $.19 per common share. In January 1999, the Corporation announced its intentions to sell its credit card business, mortgage businesses and network services transaction processing unit. The sale of the credit card business was completed on March 31, 1999, and a definitive sale agreement was signed on March 31, 1999, for the commercial mortgage servicing business. The Corporation expects to complete the sales of the commercial mortgage servicing business in the second quarter of 1999 and the residential mortgage business and the network services transaction processing unit by the end of the third quarter of 1999. The net gain recorded in the first quarter resulted from a gain on the sale of the credit card business partially offset by a loss on the commercial mortgage servicing business and a write-down to reflect the estimated sale proceeds to be received for the residential mortgage business.

Cumulative effect of a change in accounting principle

On January 1, 1999, the Corporation adopted the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) No. 98-5 on reporting on the costs of start-up activities. This SOP requires that costs of start-up activities be expensed as incurred. Initial application of the SOP is to be reported as a cumulative effect of a change in accounting principle.

Due to this change in accounting principle, the Corporation recognized a one-time after-tax charge of $26 million, or $.10 per share, (pre-tax cost of $43 million) in the first quarter of 1999. The charge was related to underwriting fees paid by the Corporation during the successful initial public offering in the second quarter of 1998 of a $920 million Dreyfus closed-end mutual fund. In September 1998, the Financial Accounting Standards Board staff concluded that fees paid by advisors of closed-end funds should be expensed as incurred and that any fees capitalized prior to July 24, 1998, should be written off upon the adoption of SOP 98-5 and reported as a cumulative effect of a change in accounting principle. This accounting change will have no impact on a cash-flow basis in 1999 or future periods since the underwriting fees were paid in the first half of 1998.

Mellon Reports Earnings
April 20, 1999
Page 5

Fee Revenue
-----------

                                                                          Quarter ended
                                                                ---------------------------------
                                                                March 31,   Dec. 31,   March 31,
(dollar amounts in millions)                                         1999       1998        1998
-------------------------------------------------------------------------------------------------
Trust and investment fee revenue:
  Investment management:
    Mutual fund                                                     $ 144      $ 136       $ 100
    Private asset                                                      71         63          52
    Institutional asset                                                63         58          50
-------------------------------------------------------------------------------------------------
      Total investment management revenue                             278        257         202
  Administration and custody:
    Institutional trust                                                97        100          95
    Mutual fund                                                        34         32          33
    Private asset                                                       5          5           4
-------------------------------------------------------------------------------------------------
      Total administration and custody revenue                        136        137         132
  Benefits consulting                                                  59         59          52
  Brokerage fees                                                       15         12          10
-------------------------------------------------------------------------------------------------
Total trust and investment fee revenue                                488        465         396
Cash management and deposit transaction charges                        66         70          61
Mortgage servicing fees                                                52         48          55
Foreign currency and securities trading revenue                        43         47          41
Credit card fees                                                       18         22          24
Gain on sale of merchant card processing business                       -         35           -
Other                                                                 122        112         121
-------------------------------------------------------------------------------------------------
    Total fee revenue                                               $ 789      $ 799       $ 698
-------------------------------------------------------------------------------------------------
Fee revenue as a percentage of net interest
 and fee revenue (FTE)                                                 68%        68%         66%
Trust and investment fee revenue as
 a percentage of net interest and fee revenue (FTE)                    42%        39%         37%
-------------------------------------------------------------------------------------------------

Fee revenue increased $91 million, or 13%, in the first quarter of 1999, compared with the first quarter of 1998. Excluding the fee revenue resulting from the acquisitions of Founders Asset Management, LLC (Founders) in April 1998 and Newton Management Limited (Newton) in October 1998 and fees from the electronic filing of income tax returns in the first quarter of 1998, fee revenue increased 11% compared with the prior-year period. The electronic filing of income tax returns service was discontinued at the end of 1998.

Trust and investment fees increased $92 million, or 23%, compared with the prior-year period. This increase reflects net new business, higher transaction volumes and an increase in the market value of assets under management, as well as revenue resulting from the Newton and Founders acquisitions. Excluding the revenue from these acquisitions, trust and investment fees increased 12% compared with the first quarter of 1998.

The $76 million increase in investment management revenue in the first quarter of 1999 compared with the prior-year period resulted from a $44 million, or 44%, increase in mutual fund management revenue, a $19 million, or 36%, increase in private asset management revenue and a $13 million, or 23%, increase in institutional asset management revenue.

Mellon Reports Earnings
April 20, 1999
Page 6


These increases resulted from acquisitions, net new business and an increase in the market value of assets under management.

Average net assets of proprietary funds managed at Dreyfus/Founders/Newton in the first quarter of 1999 were $125 billion, up $28 billion from $97 billion in the first quarter of 1998 and up $7 billion from $118 billion in the fourth quarter of 1998. The increase from the prior-year period primarily resulted from increases in average net assets of equity funds, institutional taxable money market funds and fixed income funds, due in part to the Founders and Newton acquisitions. Proprietary equity funds, including $7 billion of funds related to Founders and $4 billion of unit trusts related to Newton, averaged $42 billion in the first quarter of 1999, compared with $23 billion in the first quarter of 1998 and $37 billion in the fourth quarter of 1998.

Administration and custody fee revenue increased $4 million in the first quarter of 1999 compared with the first quarter of 1998, primarily resulting from net new business and higher transaction volumes. Administration and custody fee revenue decreased $1 million compared with the fourth quarter of 1998. This decrease resulted, in part, from accounting for the results of the Russell/Mellon Analytical Services Inc. joint venture under the equity method of accounting, which reports the results of the joint venture on a net basis, rather than reporting the revenues and expenses separately. In addition, securities lending revenue was lower in the first quarter of 1999 compared with the fourth quarter of 1998.

Benefits consulting fees increased $7 million in the first quarter of 1999 compared with the prior-year period, primarily resulting from new business and increased project activity with existing clients. The $5 million increase in brokerage fees primarily resulted from higher trading volumes. Dreyfus Brokerage Services, Inc. averaged approximately 9,600 trades per day in the first quarter of 1999, compared with approximately 8,300 trades per day in the fourth quarter of 1998 and 5,600 trades per day in the first quarter of 1998.

The 9% increase in cash management fees and deposit transaction charges in the first quarter of 1999 compared with the prior-year period, primarily resulted from higher volumes.

Mortgage servicing fees decreased $3 million, or 6%, in the first quarter of 1999 compared with the first quarter of 1998. This decrease primarily resulted from a higher level of mortgage prepayments.

Foreign currency and securities trading revenue increased $2 million in the first quarter of 1999 compared with the prior-year period. This increase was primarily related to growth in the number of foreign exchange customers and related volumes, partially offset by lower securities trading gains. The $4 million decrease compared with the fourth quarter of 1998 resulted from lower foreign exchange customer volumes, relative to the record levels of the prior period, reduced market volatility and lower securities trading gains. The January 1, 1999 introduction of the Euro was a factor contributing to lower foreign exchange volumes.

Mellon Reports Earnings
April 20, 1999
Page 7


Credit card fees decreased $6 million in the first quarter of 1999 compared with the prior-year period. This decrease was primarily due to the sale of the Corporation's merchant card processing business in December 1998. On March 31, 1999, the Corporation sold its credit card business to Citibank, a unit of Citigroup.


Other fee revenue increased $1 million in the first quarter of 1999, compared with the prior-year period. This increase primarily resulted from higher revenue from joint ventures and partnerships, as well as other factors, none of which were individually significant. This increase was primarily offset by the elimination of fees from the electronic filing of income tax returns due to the expiration of a contract with a major income tax return preparer at the end of 1998. The Corporation recorded $22 million of fee revenue from this service in the first quarter of 1998. The Corporation accounts for its interest in joint ventures under the equity method of accounting with the net results primarily recorded as other fee revenue. The Corporation's joint ventures generated approximately $70 million of gross fee revenue in the first quarter of 1999, compared with approximately $52 million in both the fourth and first quarters of 1998.

Excluding the $35 million gain on the sale of the merchant card processing business in December 1998, fee revenue increased $25 million or 3%, or at an annualized rate of 13%, compared with the fourth quarter of 1998, primarily reflecting growth in trust and investment fee revenue and other revenue. Compared with the fourth quarter of 1998, trust and investment fee revenue increased 5%,or at an annualized rate of 19%.


Net Interest Revenue
--------------------


                                             Quarter ended
                                   ---------------------------------
                                   March 31,   Dec. 31,   March 31,
(dollar amounts in millions)          1999       1998        1998
--------------------------------------------------------------------

Net interest revenue (FTE)           $   371    $   382     $   367
Net interest margin (FTE)               3.78%      3.86%       4.06%

Average securities                   $ 6,767    $ 6,141     $ 5,301
Average loans                        $31,467    $31,503     $29,389
Average interest-earning assets      $39,811    $39,427     $36,644
--------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis increased $4 million in the first quarter of 1999 compared with the first quarter of 1998. This increase was primarily due to the higher level of interest-earning assets partially offset by acquisition funding costs, funding costs related to the repurchase of common stock, and narrowing spreads.

Mellon Reports Earnings
April 20, 1999
Page 8


Net interest revenue decreased $11 million in the first quarter of 1999 compared with the fourth quarter of 1998. This decrease primarily resulted from the common stock repurchase costs, narrowing spreads, lower loan fees and the impact of two fewer days in the first quarter of 1999 compared with the fourth quarter of 1998.


Operating Expense
-----------------

                                                Quarter ended
                                     --------------------------------
                                     March 31,    Dec. 31,  March 31,
(dollar amounts in millions)              1999        1998      1998
---------------------------------------------------------------------
Staff expense                          $   391     $   386   $   357
Professional, legal and other
 purchased services                         71          97        61
Net occupancy expense                       61          63        56
Equipment expense                           41          59        39
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                              42          47        45
Amortization of goodwill and other
 intangible assets                          37          37        30
Other expense                              117         116       109
---------------------------------------------------------------------
  Operating expense before
   trust-preferred securities
   expense and net revenue from
   acquired property                       760         805       697
Trust-preferred securities expense          20          20        20
Net revenue from acquired property           -           -        (1)
---------------------------------------------------------------------
  Total operating expense              $   780     $   825   $   716
---------------------------------------------------------------------

Average full-time equivalent staff      29,100      28,500    27,900
---------------------------------------------------------------------
Efficiency ratio (a)                       65%         68%       65%
Efficiency ratio excluding
 amortization of goodwill
 and other intangible assets               62%         65%       62%
---------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain on divestitures and the sale of securities.

Operating expense before trust-preferred securities expense and net revenue from acquired property increased $63 million, or 9%, in the first quarter of 1999, compared with the prior-year period, resulting from acquisitions as well as business growth. Excluding the effect of acquisitions, operating expense before trust-preferred securities expense and net revenue from acquired property increased less than 2% compared with the first quarter of 1998.

Operating expense before trust-preferred securities expense and net revenue from acquired property decreased $45 million in the first quarter of 1999 compared with the fourth quarter of 1998. This decrease primarily resulted from lower consulting and equipment expenses. The decrease in consulting and equipment expenses primarily related to fourth quarter 1998 expenditures for strategic business and reengineering initiatives and the upgrade of computer hardware.

Mellon Reports Earnings
April 20, 1999
Page 9


Income Taxes
------------

The Corporation's effective tax rate, excluding the effect of a change in accounting principle, for the first quarter of 1999 was 37.3% compared with 35.3% for the first quarter of 1998. Excluding the effect of divestitures, the effective tax rate was 36.5% for the first quarter of 1999. It is currently anticipated that the effective tax rate will remain at approximately 36.5% for the remainder of 1999.


Credit Quality Expense and Reserve for Credit Losses
----------------------------------------------------

                                                    Quarter ended
                                          ---------------------------------
                                          March 31,   Dec. 31,   March 31,
(dollar amounts in millions)                   1999       1998        1998
---------------------------------------------------------------------------
Provision for credit losses                   $  15      $  15       $  15
Net revenue from acquired property                -          -          (1)
---------------------------------------------------------------------------
   Credit quality expense                     $  15      $  15       $  14
---------------------------------------------------------------------------

Net credit (losses) recoveries:
 Domestic:
  Credit card                                 $ (10)     $ (11)      $  (9)
  Other consumer credit                          (4)        (4)         (3)
  Commercial real estate                          -         (1)         (4)
  Commercial and financial                       (3)        (1)         (2)
---------------------------------------------------------------------------
Total net credit losses                       $ (17)     $ (17)      $ (18)
---------------------------------------------------------------------------

Annualized net credit losses to
 average loans                                  .22%       .22%        .24%
---------------------------------------------------------------------------

Reserve for credit losses at end
 of period                                    $ 410      $ 496       $ 496
Reserve as a percentage of total loans         1.34%      1.54%       1.63%
---------------------------------------------------------------------------

Credit quality expense and total net credit losses for the first quarter of 1999 were nearly unchanged compared with both the first and fourth quarters of 1998.

The $86 million decrease in the reserve for credit losses at March 31, 1999, compared with December 31, 1998 and March 31, 1998, was due to the sale of the credit card business. In conjunction with this sale, $84 million that had been associated with the credit card portfolio was removed from the reserve for credit losses. The Corporation expects that net credit losses will be lower in the remainder of 1999, compared with the first quarter of 1999, due to this sale. Annualized net credit losses to average loans, excluding credit card net credit losses, was .10% in the first quarter of 1999. The CornerStone(sm) credit card accelerated resolution portfolio, which had a net carrying value of $67 million at December 31, 1998, and $130 million at March 31, 1998, was included in the sale. This portfolio had been carried in Other Assets on the balance sheet.

Mellon Reports Earnings
April 20, 1999
Page 10

Nonperforming Assets
--------------------


                                      March 31,   Dec. 31,   Sept. 30,   March 31,
(dollar amounts in millions)               1999       1998        1998        1998
----------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                       $  44      $  44       $  53       $  56
  Commercial real estate                      6          6           8          53
  Other domestic                             77         53          42          33
----------------------------------------------------------------------------------
     Total nonperforming loans              127        103         103         142
Acquired property:
  Real estate acquired                       37         40          40          53
  Reserve for real estate acquired           (5)        (5)         (5)         (9)
----------------------------------------------------------------------------------
     Net real estate acquired                32         35          35          44
  Other assets acquired                       2          2           2           5
----------------------------------------------------------------------------------
     Total acquired property                 34         37          37          49
----------------------------------------------------------------------------------
     Total nonperforming assets           $ 161      $ 140       $ 140       $ 191
----------------------------------------------------------------------------------

Nonperforming loans as a
 percentage of total loans                  .41%       .32%        .33%        .47%
Nonperforming assets as a
 percentage of total loans and
 net acquired property                      .53%       .44%        .45%        .63%
----------------------------------------------------------------------------------

Nonperforming assets increased $21 million compared with December 31, 1998, and decreased $30 million compared with March 31, 1998. The increase from December 31, 1998, resulted from the addition of a commercial loan to a customer in the steel industry to nonperforming status during the first quarter of 1999. The decrease from the prior-year period primarily resulted from a lower level of acquired property and nonperforming consumer mortgages. In addition, a decrease in nonperforming commercial real estate loans was partially offset by the addition of the previously mentioned commercial loan to nonperforming status.

Mellon Reports Earnings
April 20, 1999
Page 11


Selected Capital Data
---------------------



(dollar amounts in millions,        March 31,     Dec. 31,       Sept. 30,    March 31,
 except per share amounts)               1999         1998            1998         1998
----------------------------------------------------------------------------------------
Total shareholders' equity           $  4,502      $  4,521       $  4,358     $  4,086
Total shareholders' equity
 to assets ratio                         9.12%         8.90%          9.03%        8.62%

Tangible shareholders' equity         $ 2,659(a)    $ 2,641(a)    $  2,540     $  2,374
Tangible shareholders' equity to
 assets ratio (b)                        5.60%         5.41%          5.47%        5.19%

Tier I capital ratio                      6.9(c)       6.53           6.78         6.80
Total (Tier I plus Tier II)
 capital ratio                           11.2(c)      10.80          11.22        11.28
Leverage capital ratio                    6.6(c)       6.73           7.06         7.04

Book value per common share:
  Pre-stock split                    $  17.28      $  17.26       $  16.69     $  15.70
  Post-stock split (d)                   8.64          8.63           8.35         7.85
Tangible book value per common
 share:
  Pre-stock split                    $  10.21      $  10.08       $   9.73     $   9.12
  Post-stock split (d)                   5.11          5.04           4.87         4.56

Closing common stock price:
  Pre-stock split                    $  70.38      $  68.75       $  55.00     $  63.50
  Post-stock split (d)                  35.19         34.38          27.50        31.75
Market capitalization                $ 18,335      $ 18,007       $ 14,363     $ 16,523
Common shares outstanding (000):
  Pre-stock split                     260,532       261,923        261,140      260,210
  Post-stock split (d)                521,064       523,846        522,280      520,420
----------------------------------------------------------------------------------------

(a) Includes $62 million and $60 million, respectively of minority interest, primarily related to Newton.
(b) Shareholders' equity plus minority interest and less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles recorded in connection with purchase acquisitions. Beginning at December 31, 1998, the amount of goodwill and other intangibles subtracted from shareholders' equity and total assets is net of any tax deductible portion. Prior period amounts and ratios were restated.
(c) Estimated.
(d) Reflects the two-for-one common stock split payable May 17, 1999.


The increase in shareholders' equity at March 31, 1999, compared with March 31, 1998, primarily reflects earnings retention. The decrease in shareholders' equity compared with December 31, 1998, resulted from common stock repurchases partially offset by earnings retention.

In January 1999, the board of directors approved an enhancement to an existing common share repurchase authorization by increasing the number of shares authorized for repurchase to 10 million shares, on a pre-split basis, of the Corporation's common stock. In the first quarter of 1999, 2.7 million shares of common stock, on a pre-split basis, were repurchased.

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend

                                                               Quarter ended
(dollar amounts in millions,             ---------------------------------------------------------
except per share amounts;                March 31,    Dec. 31,  Sept. 30,    June 30,   March 31,
 common shares in thousands)                  1999        1998       1998        1998        1998
--------------------------------------------------------------------------------------------------
Selected key data - Pre-split basis
-----------------------------------

Diluted earnings per
common share:
Operating                                    $.87 (a)     $.84       $.82        $.81        $.78
Tangible operating (b)                        .98 (a)      .94        .93         .91         .88
Reported                                      .96          .84        .82         .81         .78

Net income applicable to common stock:
Operating                                    $231 (a)     $222       $218        $215        $206
Tangible operating (b)                        260 (a)      252        246         243         231
Reported                                      254          222        218         215         206

Return on common equity (c):
Operating                                    20.9% (a)    20.1%      20.3%       20.8%       21.6%
Tangible operating (d)                       40.4  (a)    40.2       40.2        44.1        39.5
Reported                                     23.1         20.1       20.3        20.8        21.6

Return on assets (c):
Operating                                    1.84% (a)    1.76%      1.81%       1.79%       1.89%
Tangible operating (d)                       2.16  (a)    2.07       2.11        2.12        2.17
Reported                                     2.03         1.76       1.81        1.79        1.89

Shareholders' equity to assets:
Reported                                     9.12%        8.90%      9.03%       8.92%       8.62%
Tangible (d)                                 5.60         5.41       5.47        5.22        5.19
-------------------------------------------------------------------------------------------------

Fee revenue as a percentage of net
interest and fee revenue (FTE)                 68%          68%        66%         66%         66%
Efficiency ratio excluding
amortization of intangibles                    62%          65%        62%         63%         62%

Average common shares and
equivalents outstanding:
Basic                                     261,724      261,541    261,078     260,495     257,714
Diluted                                   265,644      265,748    265,774     265,848     263,136
-------------------------------------------------------------------------------------------------

Selected key data - Post-split basis
------------------------------------

Diluted earnings per common share:
  Operating                                  $.43 (a)     $.42       $.41        $.40        $.39

  Tangible operating (b)                      .49 (a)      .47        .47         .45         .44
  Reported                                    .48          .42        .41         .40         .39

Average common shares and
 equivalents outstanding -
 Diluted                                  531,288      531,496    531,548     531,696     526,272
-------------------------------------------------------------------------------------------------

                                 - continued -

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend
                                  (continued)

                                                     Quarter ended
                                   --------------------------------------------------
                                   March 31,  Dec. 31,  Sept. 30,  June 30,  March 31,
(dollar amounts in millions)         1999       1998       1998      1998       1998
--------------------------------------------------------------------------------------

Average balances for the period
---------------------------------

Money market investments             $ 1,286    $ 1,525   $ 1,351    $ 1,597   $ 1,712
Trading account securities               291        258       266        239       242
Securities                             6,767      6,141     5,754      5,596     5,301
Loans                                 31,467     31,503    30,426     30,302    29,389
Total interest-earning assets         39,811     39,427    37,797     37,734    36,644
Total assets                          50,677     50,110    47,937     47,965    46,229
Total tangible assets (d)             48,755     48,153    46,096     46,057    44,726
Deposits                              34,087     34,492    33,399     33,548    32,725
Total interest-bearing
liabilities                           32,825     32,406    31,104     31,145    29,348
Total shareholders' equity             4,469      4,391     4,265      4,126     3,974
Tangible shareholders'
equity (d)                             2,608      2,487     2,424      2,218     2,370
--------------------------------------------------------------------------------------

(a) For the quarter ended March 31, 1999, operating and tangible operating results exclude the $49 million after-tax net gain from divestitures and the $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.
(c) Annualized.
(d) Certain goodwill and other intangibles amortization is tax deductible. Beginning at December 31, 1998, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of the tax deductible portion. Prior period ratios and amounts were restated.

Note: All calculations are based on unrounded numbers.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                              Five Quarter Trend

                                                        Quarter ended
                                    ----------------------------------------------------
(in millions, except per            March 31,  Dec. 31,  Sept. 30,  June 30,  March 31,
 share amounts)                          1999      1998       1998      1998       1998
----------------------------------------------------------------------------------------
Interest revenue
----------------
Interest and fees on loans (loan
 fees of $16, $18, $21, $17 and $17)    $ 580     $ 614      $ 616     $ 606      $ 577
Federal funds sold and securities
 under resale agreements                    9        12         12        12         13
Interest-bearing deposits with banks        9        10          8         6          9
Other money market investments              1         1          1         3          1
Trading account securities                  4         4          4         3          4
Securities                                108        98         95        93         90
                                        -----     -----      -----     -----      -----
  Total interest revenue                  711       739        736       723        694

Interest expense
----------------
Interest on deposits                      221       243        248       240        229
Federal funds purchased and
 securities under repurchase
 agreements                                37        34         35        30         24
Other short-term borrowings                29        29         27        30         28
Notes and debentures                       55        53         51        52         48
                                        -----     -----      -----     -----      -----
  Total interest expense                  342       359        361       352        329
                                        -----     -----      -----     -----      -----
  Net interest revenue                    369       380        375       371        365
Provision for credit losses                15        15         15        15         15
                                        -----     -----      -----     -----      -----
  Net interest revenue after
  provision for credit losses             354       365        360       356        350

Noninterest revenue
-------------------
Trust and investment fee revenue          488       465        432       429        396
Cash management and deposit
 transaction charges                       66        70         66        65         61
Mortgage servicing fees                    52        48         44        53         55
Foreign currency and securities
 trading revenue                           43        47         39        38         41
Credit card fees                           18        22         23        23         24
Other                                     122       147        108       104        121
                                        -----     -----      -----     -----      -----
  Total fee revenue                       789       799        712       712        698
Net gain from divestitures                 83         -          -         -          -
Gains on sales of securities                -         -          -         1          -
                                        -----     -----      -----     -----      -----
  Total noninterest revenue               872       799        712       713        698

Operating expense
-----------------
Staff expense                             391       386        358       355        357
Professional, legal and other
 purchased services                        71        97         72        67         61
Net occupancy expense                      61        63         59        59         56
Equipment expense                          41        59         42        41         39
Amortization of mortgage
 servicing assets and purchased
 credit card relationships                 42        47         43        44         45
Amortization of goodwill and
 other intangible assets                   37        37         35        35         30
Other expense                             117       116        108       120        109
Trust-preferred securities expense         20        20         20        19         20
Net revenue from acquired property          -         -         (3)       (2)        (1)
                                        -----     -----      -----     -----      -----
  Total operating expense                 780       825        734       738        716
                                        -----     -----      -----     -----      -----

                                 - continued -

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                               Five Quarter Trend
                                  (continued)

                                                       Quarter ended
                                    ----------------------------------------------------
(in millions, except per            March 31,  Dec. 31,  Sept. 30,  June 30,  March 31,
 share amounts)                          1999      1998       1998      1998       1998
----------------------------------------------------------------------------------------
  Income before income taxes
   and cumulative effect of
   accounting change                     446       339        338       331        332
Provision for income taxes               166       117        120       116        117
                                       -----     -----      -----     -----      -----
  Income before cumulative effect
   of accounting change                  280       222        218       215        215
Cumulative effect of
 accounting change                       (26)        -          -         -          -
                                       -----     -----      -----     -----      -----
  Net income                             254       222        218       215        215
Dividends on preferred stock               -         -          -         -          9
                                       -----     -----      -----     -----      -----
  Net income applicable to
   common stock                        $ 254     $ 222      $ 218     $ 215      $ 206
                                       =====     =====      =====     =====      =====

Earnings per share
------------------

Basic net income per common share:

Income before cumulative effect
 of accounting change                  $1.07     $ .85      $ .84     $ .82      $ .80
Cumulative effect of
 accounting change                      (.10)        -          -         -          -
                                       -----     -----      -----     -----      -----
Net income, pre-split                  $ .97     $ .85      $ .84     $ .82      $ .80
                                       =====     =====      =====     =====      =====
Net income, post-split                 $ .49     $ .42      $ .42     $ .41      $ .40
                                       =====     =====      =====     =====      =====

Diluted net income per common share:

Income before cumulative effect
 of accounting change                  $1.06     $ .84      $ .82     $ .81      $ .78
Cumulative effect of
 accounting change                      (.10)        -          -         -          -
                                       -----     -----      -----     -----      -----
Net income, pre-split                  $ .96     $ .84      $ .82     $ .81      $ .78
                                       =====     =====      =====     =====      =====
Net income, post-splt                  $ .48     $ .42      $ .41     $ .40      $ .39
                                       =====     =====      =====     =====      =====

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation


(dollar amounts in millions)           March 31,   Dec. 31,   Sept. 30,   March 31,
                                          1999       1998        1998        1998
                                       ----------  ---------  ----------  ----------

Assets
------
Cash and due from banks                  $ 3,011    $ 2,926     $ 2,839     $ 3,312
Money market investments                     939        798         988       1,263
Trading account securities                   242        193         178         140
Securities available for sale              5,451      5,373       4,190       3,547
Investment securities (approximate
 fair value of $1,443, $1,634,
 $1,787 and $2,022)                        1,421      1,602       1,743       1,987
Loans, net of unearned discount
  of $57, $54, $65 and $64                30,554     32,093      31,052      30,343
Reserve for credit losses                   (410)      (496)       (498)       (496)
                                         -------    -------     -------     -------
     Net loans                            30,144     31,597      30,554      29,847
Premises and equipment                       561        569         562         557
Acquired property, net of
 reserves of $5, $5, $5 and $9                34         37          37          49
Goodwill and other intangibles             2,276      2,313       2,115       1,918
Mortgage servicing assets and
 purchased credit card
 relationships                             1,098      1,132       1,031       1,130
Other assets                               4,207      4,237       4,006       3,664
                                         -------    -------     -------     -------
     Total assets                        $49,384    $50,777     $48,243     $47,414
                                         =======    =======     =======     =======

Liabilities
-----------
Deposits in domestic offices             $30,419    $31,269     $29,659     $30,461
Deposits in foreign offices                2,929      3,114       3,294       2,635
Short-term borrowings                      4,023      4,942       4,483       4,054
Other liabilities                          3,117      2,637       2,454       2,184
Notes and debentures (with original
 maturities over one year)                 3,403      3,303       3,004       3,003
                                         -------    -------     -------     -------
     Total liabilities                    43,891     45,265      42,894      42,337

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial
 interests in Corporation's junior
 subordinated deferrable interest
 debentures                                  991        991         991         991

Shareholders' equity (a)
------------------------
Common stock - $.50 par value
 Authorized - 800,000,000 shares
 Issued  294,330,960 shares                  147        147         147         147
Additional paid-in capital                 1,907      1,887       1,867       1,855
Retained earnings                          3,468      3,353       3,244       3,003
Accumulated unrealized (loss)
 gain, net of tax                            (15)        25          29          30
Treasury stock of 33,798,582;
 32,407,960; 33,191,388; and
 34,120,588 shares at cost                (1,005)      (891)       (929)       (949)
                                         -------    -------     -------     -------
   Total shareholders' equity              4,502      4,521       4,358       4,086
                                         -------    -------     -------     -------
   Total liabilities, trust-
    preferred securities and
    shareholders' equity                 $49,384    $50,777     $48,243     $47,414
                                         =======    =======     =======     =======

_______________________
(a) Shareholders' equity at March 31, 1999, does not reflect the two-for-one stock split payable May 17, 1999.